SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) February 25, 2005

Community Bank Shares of Indiana, Inc.

(Exact Name of Registrant as Specified in Charter)

Indiana (State or Other Jurisdiction of Incorporation)	0-25766 (Commission File Number)	35-1938254 (IRS Employer Identification No.)

101 West Spring Street, New Albany, Indiana 47150

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number including area code (812) 944-2224

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 5.02 Departure of Directors or Principle Officers

On February 25, 2005, Community Bank Shares of Indiana, Inc. announced the retirement of James W. Robinson from the Company’s board of directors. Robinson has been a director of the Company since its formation in 1994, having previously served as a director of Community Bank Shares, MHC from its formation in 1991. He also served as a director of Community Bank from 1987 through 2004.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits.

99.1 Press release dated February 25, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY BANK SHARES OF INDIANA, INC.

Date: February 25, 2005 By: /s/ James D. Rickard Name: James D. Rickard Title: President and CEO Date: February 25, 2005 By: /s/ Paul A. Chrisco Name: Paul A. Chrisco Title: Chief Financial Officer